Exhibit 99.1

ENGlobal Announces Annual Meeting Results

Houston, TX, June 14, 2012 (GLOBE NEWSWIRE) -- ENGlobal (NASDAQ: ENG), a leading provider of engineering and related project services, today announced the results of its 2012 annual stockholders' meeting held this morning in Downtown Houston.

The formal business of the meeting included the election of the following directors to a one-year term:  William A. Coskey, P.E., Edward L. Pagano, David W. Gent, P.E., Randall B. Hale, and David C. Roussel. In addition, ENGlobal's stockholders approved an amendment to the ENGlobal 2009 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 480,000 shares to 980,000 shares and ratified the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2012.

Approximately 93.4% of ENGlobal's total common stock outstanding was represented at the meeting, either in person or by proxy. Of those shares, approximately 98.4% were cast in favor of the election of the Company's directors, 80.7% were cast in favor of the approval of an amendment to the ENGlobal 2009 Equity Incentive Plan, and approximately 97.9% were cast in favor of the ratification of the appointment of Hein & Associates LLP. Upon conclusion of the formal business of the meeting, ENGlobal's President and CEO, Mr. Pagano, updated the stockholders on ENGlobal's current business outlook and strategies.

About ENGlobal

ENGlobal (NASDAQ:ENG), founded in 1985, is a provider of engineering and related project services principally to the energy sector throughout the United States and internationally. ENGlobal operates through three business segments: Engineering & Construction, Automation, and Field Solutions.  The Engineering & Construction segment provides consulting services relating to the development, management and execution of projects requiring professional engineering as well as inspection, construction management, mechanical integrity, field support, quality assurance and plant asset management.  The Automation segment provides services related to the design, fabrication and implementation of process distributed control and analyzer systems, advanced automation, and related information technology.  ENGlobal's Field Solutions segment provides project management and staffing for right-of-way and site acquisition, permitting, regulatory, and legislative outreach.  ENGlobal has approximately 2,000 employees in 11 offices and 9 cities. Further information about the Company and its businesses is available atwww.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its financial results and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to achieve profitability and positive cash flow from operations; (2) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services and competitive pricing pressure; (3) our ability to achieve our business strategy while effectively managing costs and expenses; (4) our ability to collect accounts receivable in a timely manner; (5) our ability to accurately estimate costs and fees on fixed-price contracts; (6) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; (7) the effect of changes in the price of oil; (8) delays related to the award of domestic and international contracts; (9) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the FASB; (10) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors; (11) our ability to comply with the terms of our new credit facility with PNC Bank and our existing letter of credit facility with Export-Import Bank of the United States; (12) our ability to recruit a new chief financial officer timely and with experience in the engineering and construction industry; (13) our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; (14) achievement of our acquisition and related integration plans; (15) our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual business plan; and (16) the uncertainties of the outcome of litigation.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission.  In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.  Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

Click here to join our email list: http://www.b2i.us/irpass.asp?BzID=702&to=ea&s=0.

CONTACT:   Natalie S. Hairston
282-878-1000
ir@englobal.com